Exhibit 99.1

TenFold Raises $10 Million Investment

SALT LAKE CITY, Utah – December 22, 2003 – TenFold® Corporation (OTCBB: TENF), provider of the EnterpriseTenFold™ platform for building and implementing enterprise applications, today announced that it has completed raising $10 million in gross proceeds through a private placement of 5 million shares of its common stock at $2.00 per share, with no warrant coverage. Brean Murray & Co., Inc. acted as exclusive placement agent for the transaction.

“TenFold is back,” said Dr. Nancy Harvey, TenFold’s President and CEO. “Brean Murray & Co. helped us close healthy new investment in TenFold at a small discount to market and with no warrant coverage. We will exit 2003 with a very solid cash position, the strongest year-end cash position since 2000, and, as importantly, with interested new institutional shareholders who appreciate the bright future ahead of TenFold. This cash gives TenFold the flexibility to accelerate sales and marketing to drive our EnterpriseTenFold technology into the market. This also sets the stage for TenFold to emerge as the software powerhouse that our technology warrants. I am grateful for Brean Murray’s help and for the continued support and leadership of our Board.”

TenFold spent 2001-2002 and much of 2003 resolving legacy business issues and creating solid new working relationships with its customers to help customers experience the Speed, Quality, and Power of TenFold’s EnterpriseTenFold technology. In the latter half of 2003, TenFold began testing its go-forward sales model. Already, each of two new sales executives has closed modest new account business and TenFold is now finalizing preparations to replicate this direct sales model. Also within the past 90 days, TenFold released its Tsunami™ product to hundreds of interested people to install from the Internet to see for themselves the Speed, Quality, and Power of TenFold’s remarkable applications development platform.

“Nancy is doing an extraordinary job as our CEO. She has masterfully resolved enormous business, legal, and financial liabilities that nearly destroyed TenFold. That she did so without blow-out financings, warrants, or other highly dilutive and risky strategies, and while protecting our current shareholders, creditors, employees, and customers, is a testament to her vision for TenFold, her focused drive, and her disciplined execution.” said Jeffrey L. Walker, TenFold’s Chairman of the Board. “She has put TenFold on a more solid financial foundation, restored TenFold’s reputation with its flagship clients, enabled TenFold to release its most important technology, and prepared TenFold for future growth. This financing is both a terrific capstone to the successes of the last three years and a solid cornerstone for TenFold’s future prospects.”

For more information about TenFold, EnterpriseTenFold, or Tsunami, please contact Sally White at 801-619-8232 or swhite@10fold.com.

About TenFold

TenFold (OTC Bulletin Board: TENF.OB) licenses its patented technology for applications development, EnterpriseTenFold™, to organizations that face the daunting task of replacing obsolete applications or building complex applications systems. Unlike traditional approaches, where business and technology requirements create difficult IT bottlenecks, EnterpriseTenFold technology lets a small, business team design, build, deploy, maintain, and upgrade new or replacement applications with extraordinary speed and limited demand on scarce IT resources. For more information, call (800) TENFOLD or visit www.10fold.com.

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This release contains forward-looking statements that involve risks and uncertainties that may cause actual future events or results to differ materially from those described in the forward-looking statements. Forward-looking statements in this release include statements that TenFold has a bright future ahead, that it will emerge as a software powerhouse, that its new direct sales model will result in expanded sales and future growth, and that EnterpriseTenFold lets a small team build, and maintain applications with extraordinary speed and quality and with limited demand on IT resources. Factors that could cause actual results regarding product and technology assertions to differ materially from those in forward-looking statements include that TenFold technology may fail to achieve market acceptance, as well as inadequate training, incorrect installation, use of unsupported hardware and software versions or combinations thereof, and inadequate consultation with TenFold Support. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in documents filed by TenFold Corporation with the Securities and Exchange Commission, including but not limited to, the most recent reports on Forms 10-Q, 10-K and 8-K.

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TenFold, EnterpriseTenFold, and Tsunami are trademarks of TenFold Corporation. All other trademarks and registered trademarks are the property of their respective owners.

Press Contact:

Sally N. White

TenFold Corporation

801-619-8232

swhite@10fold.com